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    As filed with the Securities and Exchange Commission on February 4, 2005

                                                              File No. 811-21622

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM N-1A

                                   ----------

       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [X]


                               Amendment No. 2 [X]


                        (Check appropriate box or boxes)

                   THRIVENT FINANCIAL SECURITIES LENDING TRUST
               (Exact Name of Registrant as Specified in Charter)

              625 Fourth Avenue South, Minneapolis, Minnesota 55415
               (Address of Principal Executive Offices) (Zip Code)

                                 (612) 340-7005
              (Registrant's Telephone Number, Including Area Code)

                                  John C. Bjork
                               Assistant Secretary
                             625 Fourth Avenue South
                          Minneapolis, Minnesota 55415
                     (Name and Address of Agent for Service)

EXPLANATORY NOTE

This Registration Statement on Form N-1A is being filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant are not registered under the Securities Act of 1933 (the "1933 Act") because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by domestic investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Registrant.

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                                     PART A

                   THRIVENT FINANCIAL SECURITIES LENDING TRUST


                                February 4, 2005


ITEM 1. FRONT AND BACK COVER PAGES

Not Applicable.

ITEM 2. RISK/RETURN SUMMARY: INVESTMENTS, RISKS AND PERFORMANCE

Not Applicable.

ITEM 3. RISK/RETURN SUMMARY: FEE TABLE

Not Applicable.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS

Thrivent Financial for Lutherans ("Thrivent Financial") has established a securities lending program for its clients. Each client that participates in the securities lending program as a lender ("Lender") enters into a securities lending authorization agreement with Thrivent Financial. Under such agreement, Thrivent Financial is authorized to invest the cash collateral securing loans of securities of each Lender in a variety of investments. Thrivent Financial Securities Lending Trust (the "Trust") has been established primarily for the investment and reinvestment of cash collateral on behalf of Lenders participating in Thrivent Financial's securities lending program.

Thrivent Financial (the "Adviser") serves as the investment adviser for the Trust's portfolio (the "Portfolio").

The investment objective, principal strategies and risks of the Portfolio are described below. The investment objective of the Portfolio may be changed at any time by the Board of Trustees of the Trust upon at least 30 days' prior written notice to shareholders of the Portfolio. See the Statement of Additional Information for a description of the Portfolio's investment restrictions.

OBJECTIVE AND STRATEGIES

The Portfolio seeks to:

     . maximize current income to the extent consistent with the preservation of capital and liquidity; and

     . maintain a stable $1.00 per share net asset value by investing in dollar-denominated securities with remaining maturity of one year or less.

The Portfolio principally invests in the following high-quality U.S. dollar-denominated instruments:

     .    U.S. Government Securities;

     . Instruments of U.S. and foreign banks, including certificates of deposit, bankers' acceptances and time deposits (including Eurodollar certificates of deposit, Eurodollar time deposits and Yankee certificates of deposit);

     . Corporate debt obligations, including commercial paper of U.S. and foreign companies;

     .    Variable amount master demand notes;

     . Debt obligations of foreign governments and foreign government subdivisions and their agencies and instrumentalities and organizations;

     .    Repurchase agreements;

     .    Mortgage-backed securities;

     .    Asset-backed securities;

     .    Floating-rate notes, medium term notes and master term notes; and

     .    Other Investment Companies registered under Section 2a-7 of the 1940
          Act.

All investments will qualify as "eligible securities" within the meaning of Rule 2a-7. The Portfolio seeks to maintain a stable net asset value per share of $1.00 by valuing its portfolio using the amortized cost method and will comply with the requirements of Rule 2a-7.

DESCRIPTION OF PRINCIPAL SECURITY TYPES

Below is information about the Portfolio's principal investment techniques. The Portfolio may also use strategies and invest in securities as described in the Statement of Additional Information.

U.S. GOVERNMENT SECURITIES. U.S. Government Securities include obligations issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. Government. U.S. Government Securities may be backed by the full faith and credit of the U.S. Treasury, the right to borrow from the U.S. Treasury or the agency or instrumentality issuing or guaranteeing the security.

REPURCHASE AGREEMENTS. In a repurchase agreement, a Portfolio purchases securities from a financial institution that agrees to repurchase the securities from the Portfolio within a specified time (normally one day) at the Portfolio's cost plus interest.

STRIPPED SECURITIES. Stripped securities are U.S. Treasury bonds and notes, the unmatured interest coupons of which have been separated from the underlying obligation. Stripped securities are zero coupon obligations that are normally issued at a discount from their face value. A Portfolio may invest no more than 25% of its assets in stripped securities that have been stripped by their holder, which is typically a custodian bank or investment brokerage firm.

VARIABLE AND FLOATING RATE INSTRUMENTS. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Interest rates on variable and floating rate instruments are ordinarily tied to a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. These rates may change as often as twice daily. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed-income obligations. Thus, investing in variable and floating rate securities generally affords less opportunity for capital appreciation and depreciation than investing in comparable fixed income securities.

SECTION 4(2) COMMERCIAL PAPER. The Portfolio may invest in commercial paper issued in reliance on the so-called private placement exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Section 4(2) paper is restricted as to disposition under the federal securities laws and generally is sold to institutional investors, such as the Portfolio, that agree they are purchasing the paper for investment and not for distribution. Any resale by the purchaser must be in an exempt transaction. Section 4(2) paper normally is resold to other institutional investors through, or with the assistance of, the issuer or investment dealers that make a market in Section 4(2) paper. Section 4(2) paper will not be subject to the Portfolio's 10% limitation on illiquid securities, if the Adviser (pursuant to guidelines established by the Board of Trustees of the Trust) determines that a liquid trading market exists for the securities.

WHEN-ISSUED TRANSACTIONS. The Portfolio may invest in securities prior to their date of issuance. These securities may fall in value from the time they are purchased to the time they are actually issued, which may be any time from a few days to over a year. No Portfolio will invest more than 25% of its net assets in when-issued securities.

FORWARD COMMITMENTS. The Portfolio may contract to purchase securities for a fixed price at a future date beyond the customary settlement time, provided that the forward commitment is consistent with the Portfolio's ability to manage its investment portfolio, maintain a stable net asset value and honor redemption requests. When effecting such transactions, cash or liquid high-quality debt obligations held by the Portfolio of a dollar amount sufficient to make payment for the Portfolio securities to be purchased will be segregated on the Portfolio's records at the trade date and will be maintained until the transaction is settled. The failure of the other party to the transaction to complete the transaction may cause the Portfolio to miss an advantageous price or yield. The Portfolio bears the risk of price fluctuations during the period between the trade and settlement dates.

VARIABLE AMOUNT MASTER DEMAND NOTES. The Portfolio may invest in variable amount master demand notes, which are unsecured obligations that are redeemable upon demand and are typically unrated. These instruments are issued pursuant to written agreements between their issuers and holders. The agreements permit the holders to increase (subject to an agreed maximum) and the holders and issuers to decrease the principal amount of the notes, and specify that the rate of interest payable on the principal fluctuates according to an agreed upon formula.

MORTGAGE-RELATED PASS-THROUGH SECURITIES. The Portfolio may invest in mortgage-related securities. Mortgage pass-through certificates are issued by governmental, government-related and private organizations and are backed by pools of mortgage loans. The price and yield of these securities typically assume that the securities will be redeemed prior to maturity. When interest rates fall substantially, these securities are generally redeemed early because the underlying mortgages are often prepaid. In that case a Portfolio would have to reinvest the money at a lower rate. In addition, the price or yield of mortgage related-securities may fall if they are redeemed later than expected.

ZERO COUPON SECURITIES. These securities are notes, bonds and debentures that
(i) do not pay current interest and are issued at a substantial discount from par value, (ii) have been stripped of their unmatured interest coupons and receipts, or (iii) pay no interest until a stated date one or more years into the future. These securities also include certificates representing interests in such stripped coupons and receipts.

Because a zero coupon security pays no interest to its holder during its life or for a substantial period of time, it usually trades at a deep discount from its face or par value and will be subject to greater fluctuations in market value in response to changing interest rates than debt obligations of comparable maturity that make regular distributions of interest.

EURODOLLAR CERTIFICATES OF DEPOSIT ("ECDs"), EURODOLLAR TIME DEPOSITS ("ETDs") AND YANKEE CERTIFICATES OF DEPOSIT ("YCDs"). ECDs and ETDs are U.S. dollar denominated certificates of deposit issued by foreign branches of domestic banks and foreign banks. YCDs are U.S. dollar denominated certificates of deposit issued by U.S. branches of foreign banks.

Different risks than those associated with the obligations of domestic banks may exist for ECDs, ETDs and YCDs because the banks issuing these instruments, or their domestic or foreign branches, are not necessarily subject to the same regulatory requirements that apply to domestic banks, such as loan limitations, examinations and reserve, accounting, auditing, recordkeeping and public reporting requirements. Obligations of foreign issuers also involve risks such as future unfavorable political and economic developments, withholding tax, seizures of foreign deposits, currency controls, interest limitations, and other governmental restrictions that might affect repayment of principal or payment of interest, or the ability to honor a credit commitment.

RISK FACTORS

The Portfolio is subject to the following principal risks:

     . The rate of income will vary from day to day, depending on short-term interest rates.

     .    In general, bond prices fall when interest rates rise.

     . Variable and floating rate securities exhibit greater price variations than fixed-rate securities.

     . An investment in the Portfolio is not a deposit of Thrivent Financial or any other bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

     . Although the Portfolio seeks to preserve a stable net asset value of $1.00 per share, it is possible that an investor may lose money by investing in the Portfolio. For example, a major change in interest rates or a default on a security or a repurchase agreement could cause the value of an investment in the Portfolio to decline.


     . The Portfolio may invest more than 25% of its assets in bank instruments. Such concentration in the banking industry may involve additional risks. Banks are subject to extensive government regulation. They largely depend on the availability and cost of capital funds for their profitability, which can change significantly when interest rates change.

     . The Portfolio may invest up to 50% of its assets in U.S. dollar-denominated instruments issued by foreign branches of foreign banks. Extensive public information about a foreign issuer may not be available and unfavorable political, economic, or governmental developments could affect the value of a foreign security.

     . The Portfolio may invest up to 25% of its total assets in zero coupon securities called STRIPS, which are separately traded interest and principal components of U.S. Treasury securities. The interest-only component is extremely sensitive to the rate of principal payment on the underlying obligation. The market value of the principal-only component generally fluctuates in response to changes in interest rates.

The shares of the Trust have not been registered under the 1933 Act, and, because they will be offered only to a limited number of qualified investors, it is anticipated that they will be exempt from those registration provisions. Shares of the Trust may not be transferred or resold without registration under the 1933 Act or pursuant to an exemption from such registration. However, shares of the Trust may be redeemed in accordance with the terms of the Trust's Declaration and the Confidential Offering Memorandum provided to shareholders.

DISCLOSURE OF PORTFOLIO HOLDINGS

A description of the Funds' policies and procedures with respect to the disclosure of their portfolio securities is available in the statement of additional information for the Trust.

ITEM 5. MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE

THE ADVISER


Thrivent Financial is located at 625 Fourth Avenue South, Minneapolis, Minnesota 55415 and is the investment adviser to the Portfolio. As of December 31, 2004 the Adviser and its affiliates managed approximately $65.4 billion in assets.


For its advisory services to the Portfolio, the Adviser is entitled to receive a fee from the Portfolio on an annual basis equal to 0.045% of the Portfolio's average daily net assets.

PORTFOLIO MANAGER


William D. Stouten is the portfolio manager of the Portfolio. Mr. Stouten has been with Thrivent Financial since 2001. He served as a research analyst/trader for the money market funds from 2001 to 2003, and he has been a portfolio manager since 2003. Prior to joining Thrivent Financial, Mr. Stouten served as a senior research analyst for Voyageur Asset Management from 1998 to 2001.


CAPITAL STOCK

Shares of the Trust are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon an exemption from the registration requirements of those laws. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. However, shares may be redeemed on any day on which the Adviser is open for business.

ITEM 6. SHAREHOLDER INFORMATION

Shares of the Portfolio are available for purchase on each day on which the Adviser is open for business. The transfer agent, State Street Bank and Trust Company ("State Street") will process Lender purchase orders accepted by the Portfolio. All shares are purchased at the net asset value per share of the Portfolio next determined after the purchase request is communicated to the Trust.

The Portfolio will seek to maintain a stable net asset value per share of $1.00 by valuing its investment portfolio using the amortized cost method and will comply with the requirements of Rule 2a-7 under the 1940 Act.




Shares of the Portfolio may be redeemed on any day on which the Adviser is open for business at the net asset value per share of the Portfolio next determined after the redemption request is communicated to the Trust and determined to be in good order. State Street, as transfer agent, will process Lender redemptions accepted by the Portfolio.

The net asset value per share of the Portfolio is determined as of 5:00 p.m. Eastern time (or earlier if the Federal Reserve Bank closes prior to 5:00 p.m.). The net asset value of the Portfolio will be calculated on each day that the New York Stock Exchange is open for business.

Redemptions will be paid in cash unless the Adviser determines that conditions exist that make payment wholly in cash unwise or undesirable. If such a determination is made by the Adviser, the Trust may, subject to the requirements of the 1940 Act, pay redemptions entirely or partially in securities. There are no redemption charges.

POLICY REGARDING FREQUENT PURCHASES AND REDEMPTIONS

The Board of Trustees has adopted the following policy with respect to frequent purchases and redemptions of shares of the Portfolio. Since the only shareholders in the Portfolio are affiliates of the Trust and the investments are all "eligible securities" within the meaning of Rule 2a-7, the Portfolio does not restrict the frequency of purchases and redemptions.

DIVIDENDS AND DISTRIBUTIONS

Dividends on shares of the Portfolio will be declared and paid daily from net investment income. Distributions from net long-term capital gains, if any, will be made at least annually. Generally, distributions will be declared and paid in December, if required for the Portfolio to avoid imposition of a federal excise tax on distributed capital gains. The Portfolio does not expect to realize any material long-term capital gains or losses. Income dividends and capital gains distributions, if any, will be paid at the net asset value on the payment date of the dividend or distribution.

A shareholder's right to receive dividends and distributions with respect to shares purchased commences on the effective date of the purchase of such shares and continues through the day immediately preceding the effective date of redemption of such shares.

TAX CONSEQUENCES

Dividends from net investment income and distributions of net short-term capital gains are taxable to shareholders as ordinary income under federal income tax laws. Distributions from net long-term capital gains are taxable as long-term capital gains regardless of the length of time a shareholder has held such shares. Dividends and distributions are taxable whether they are paid in cash or in additional shares.

The Portfolio may purchase bonds at market discount (i.e., bonds with a purchase price less than original issue price or adjusted issue price). If such bonds are subsequently sold at a gain, then a portion of that gain equal to the amount of market discount, which should have been accrued through the sale date, will be taxable to shareholders as ordinary income.

Under federal law, the income derived from U.S. Government Securities is exempt from state income taxes. All states that tax personal income permit mutual funds to pass this tax exemption through to their shareholders under certain circumstances. Income from repurchase agreements in which the underlying securities are U.S. Government Securities does not receive this exempt treatment.

The redemption, exchange or other disposition of shares by a shareholder that constitutes a sale for federal income tax purposes is a taxable event and may result in capital gain or loss. Any loss incurred on the redemption or exchange of the Portfolio's shares with a tax holding period of six months or less will be treated as a long-term capital loss to the extent of any amounts treated as distributions of long-term capital gain with respect to such shares.

Shareholders will be notified after the end of each calendar year of the amount of income dividends and net capital gains distributed and the percentage of a Portfolio's income attributable to U.S. Government Securities. The Portfolio is required to withhold 30% of all taxable dividends, distributions and (except in the case of the Portfolio if it maintains a constant net asset value per share) redemption proceeds payable to any noncorporate shareholder that does not provide the Portfolio with its correct taxpayer identification number and certification that the shareholder is not subject to backup withholding.

The foregoing discussion is only a summary of certain federal income tax issues generally affecting the Portfolio and its shareholders. Circumstances among investors may vary and each investor should discuss the tax consequences of an investment in the Portfolio with a tax adviser.

ITEM 7. DISTRIBUTION ARRANGEMENTS

Shares of the Portfolio are being offered to Lenders in connection with Thrivent Financial's securities lending program. Shares of the Portfolio are sold on a private placement basis in accordance with Regulation D under the 1933 Act. Shares of the Trust are sold directly by the Trust without a distributor and are not subject to a sales load or redemption fee. Assets of the Trust are not subject to a Rule 12b-1 fee.

ITEM 8. FINANCIAL HIGHLIGHTS INFORMATION

Not Applicable.

                                     PART B

ITEM 9. COVER PAGE AND TABLE OF CONTENTS

                   THRIVENT FINANCIAL SECURITIES LENDING TRUST

                                   ----------

                             625 FOURTH AVENUE SOUTH
                          MINNEAPOLIS, MINNESOTA 55415
                                 (800) 847-4836

                                   ----------

                       STATEMENT OF ADDITIONAL INFORMATION


                                February 4, 2005


Thrivent Financial Securities Lending Trust (the "Trust") is a registered open-end investment company organized as a Massachusetts business trust offering shares of beneficial interest in an investment portfolio (the "Portfolio"). The Trust is diversified as defined in the Investment Company Act of 1940, as amended (the "1940 Act").


This Statement of Additional Information (the "SAI") supplements the information contained in the Trust's Prospectus dated February 4, 2005 concerning the Trust and its Portfolio. This Statement of Additional Information is not a Prospectus and should be read in conjunction with the Trust's Prospectus, which may be obtained by telephoning or writing the Trust at the number or address shown above.



The Trust's financial statements for the fiscal year ended October 31, 2004, including the Report of Independent Registered Public Accounting Firm, are included in the Trust's annual report, which was filed with the Securities and Exchange Commission (the "SEC") on January 7, 2005, and are incorporated into this SAI by reference. A copy of the Annual Report is available, without charge, upon request, by calling the number shown above.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Trust History                                                                 3

Description of the Trust and its Investments and Risks                        3

Management of the Trust                                                       9

Control Persons and Principal Holders of Securities                          15

Investment Advisory and Other Services                                       16

Brokerage Allocation and Other Practices                                     18

Capital Stock and Other Securities                                           19

Purchase, Redemption and Pricing Of Shares                                   20

Taxation of the Trust                                                        20

Underwriters                                                                 22

Calculation of Performance Data                                              22

Financial Statements                                                         22

Appendix A - Ratings of Debt Instruments                                     23

Appendix B - Adviser's Proxy Procedures                                      25


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ITEM 10. TRUST HISTORY

The Trust was organized as a Massachusetts business trust on August 5, 2004.

ITEM 11. DESCRIPTION OF THE TRUST AND ITS INVESTMENTS AND RISKS

The Trust is an open-end, diversified, management investment company.

INVESTMENT POLICIES

The investment policies described below (i) reflect the current practices of the Portfolio, (ii) are not fundamental, and (iii) may be changed by the Board of Trustees of the Trust without shareholder approval. To the extent consistent with the Portfolio's investment objective and other stated policies and restrictions, and unless otherwise indicated, the Portfolio may invest in the following instruments and may use the following investment techniques:

U.S. GOVERNMENT SECURITIES. The types of U.S. Government securities in which the Portfolio may at times invest include obligations issued or guaranteed by U.S. Government agencies and instrumentalities that are supported by any of the following: (i) the full faith and credit of the U.S. Treasury, (ii) the right of the issuer to borrow an amount limited to a specific line of credit from the U.S. Treasury, (iii) discretionary authority of the U.S. Government agency or instrumentality, or (iv) the credit of the instrumentality (the following are examples of agencies and instrumentalities: Federal Land Banks, Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks, General Services Administration, Maritime Administration, Tennessee Valley Authority, Asian-American Development Bank, Student Loan Marketing Association, International Bank for Reconstruction and Development and Federal National Mortgage Association). No assurance can be given that in the future the U.S. Government will provide financial support to the U.S. Government agencies or instrumentalities described in (ii), (iii) and
(iv) because it is not obligated to do so by law.

REPURCHASE AGREEMENTS. The Portfolio may enter into repurchase agreements, whereby the Portfolio purchases securities from a financial institution that agrees to repurchase the underlying securities within a specified time (normally one day) at the Portfolio's cost plus interest. The Portfolio will enter into repurchase agreements only with financial institutions that Thrivent Financial for Lutherans (the "Adviser") determines are creditworthy in accordance with guidelines established by the Board of Trustees. The Portfolio will not invest more that 10% of its net assets (taken at current market value) in repurchase agreements maturing in more than seven days. Should the counterparty to a repurchase agreement transaction fail financially, the Portfolio may experience
(i) delays in recovering the collateral securing the counterparty's obligations, or (ii) a loss of rights in such collateral. Further, any amounts realized upon the sale of collateral may be less than that necessary to compensate the Portfolio fully. The Portfolio must take possession of collateral either directly or through a third-party custodian. All repurchase transactions must be collateralized at a minimum of 102% of the repurchase price. Counterparties are required to deliver additional collateral in the event that the market value of the collateral falls below 102%.

STRIPPED SECURITIES. The Portfolio may invest in stripped securities, which are U.S. Treasury bonds and notes, the unmatured interest coupons of which have been separated from the underlying obligation. Stripped securities are zero coupon obligations that are normally issued at a discount from their face value. The Portfolio may invest no more than 25% of its assets in stripped securities that have been stripped by their holder, which is typically a custodian bank or investment brokerage firm. A number of securities firms and banks have stripped the interest coupons and resold them in custodian receipt programs with different names such as Treasury Income Growth Receipts ("TIGRS") and Certificates of Accrual on Treasuries ("CATS"). The Trust intends to rely on the opinions of counsel to the sellers of these certificates or other evidences of ownership of U.S. Treasury obligations that, for Federal tax and securities purposes, purchasers of such certificates most likely will be deemed the beneficial holders of the underlying U.S. Government securities. Privately-issued stripped securities such as TIGRS and CATS are not themselves guaranteed by the U.S. Government, but the future payment of principal or interest on the U.S. Treasury obligations that they represent is so guaranteed.

VARIABLE AND FLOATING RATE INSTRUMENTS. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Interest rates on these securities are ordinarily tied to, and represent a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. These rates may change as often as twice daily. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed-income obligations. Thus, investing in variable and floating rate securities generally affords less opportunity for capital appreciation and depreciation than investing in comparable fixed-income securities. The Portfolio may purchase variable and floating rate non-U.S. Government securities that have a stated maturity in excess of 13 months only if the Portfolio has a right to demand payment of the principal of the instrument at least once every thirteen months upon not more than 30 days' notice.

Variable and floating rate instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. There may be no active secondary market with respect to a particular variable or floating rate instrument. Nevertheless, the periodic readjustments of their interest rates tend to assure that their value to the Portfolio will approximate their par value. Illiquid variable and floating rate instruments (instruments that are not payable upon seven days' notice and do not have an active trading market) that are acquired by the Portfolio are subject to the Portfolio's percentage limitations regarding securities that are illiquid or not readily marketable. The Adviser will continuously monitor the creditworthiness of issuers of variable and floating rate instruments in which the Trust invests and the ability of issuers to repay principal and interest.

WHEN-ISSUED TRANSACTIONS. New issues of securities are often offered on a when-issued basis. This means that delivery and payment for the securities normally will take place several days after the date the buyer commits to purchase them. The payment obligation and the interest rate that will be received on securities purchased on a when-issued basis are each fixed at the time the buyer enters into the commitment.

The Portfolio will make commitments to purchase when-issued securities only with the intention of actually acquiring the securities, but the Portfolio may sell these securities or dispose of the commitment before the settlement date if it is deemed advisable as a matter of investment strategy. Cash or marketable high-quality debt securities equal to the amount of the above commitments will be segregated on the Portfolio's records. For the purpose of determining the adequacy of these securities, the segregated securities will be valued at market value. If the market value of such securities declines, additional cash or securities will be segregated on the

Portfolio's records on a daily basis so that the market value of the account will equal the amount of such commitments by the Portfolio. The Portfolio will not invest more than 25% of its net assets in when-issued securities.

Securities purchased on a when-issued basis and the securities held by the Portfolio are subject to changes in market value based upon the public's perception of changes in the level of interest rates. Generally, the value of such securities will fluctuate inversely to changes in interest rates (i.e., they will appreciate in value when interest rates decline and decrease in value when interest rates rise). Therefore, if in order to achieve higher interest income the Portfolio remains substantially fully invested at the same time that it has purchased securities on a "when-issued" basis, there will be a greater possibility of fluctuation in the Portfolio's net asset value.

When payment for when-issued securities is due, the Portfolio will meet its obligations from then-available cash flow, the sale of segregated securities, the sale of other securities or, and although it would not normally be expected to do so, from the sale of the when-issued securities themselves (which may have a market value greater or less than the Portfolio's payment obligation). The sale of securities to meet such obligations carries with it a greater potential for the realization of capital gains, which are subject to federal income taxes.

ILLIQUID SECURITIES. The Portfolio will not invest more than 10% of its net assets in illiquid securities or securities that are not readily marketable, including repurchase agreements and time deposits of more than seven days' duration. The absence of a regular trading market for securities imposes additional risks on investments in these securities. Illiquid securities may be difficult to value and may often be disposed of only after considerable expense and delay.

MORTGAGE-RELATED PASS-THROUGH SECURITIES. The Portfolio may invest in mortgage-related securities. Mortgage pass-through certificates are issued by governmental, government-related and private organizations and are backed by pools of mortgage loans. These mortgage loans are made by savings and loan associations, mortgage bankers, commercial banks and other lenders to residential home buyers throughout the United States. The securities are "pass-through" securities because they provide investors with monthly payments of principal and interest that, in effect, are a "pass-through" of the monthly payments made by the individual borrowers on the underlying mortgage loans, net of any fees paid to the issuer or guarantor of the pass-through certificates. The principal governmental issuer of such securities is the Government National Mortgage Association ("GNMA"), which is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development. Government-related issuers include the Federal Home Loan Mortgage Corporation ("FHLMC"), is a shareholder-owned government-sponsored enterprise established by Congress and the Federal National Mortgage Association ("FNMA"), which is a government sponsored corporation owned entirely by private stockholders. Commercial banks, savings and loan associations, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators of the underlying mortgage loans as well as the guarantors of the mortgage-related securities.

GNMA MORTGAGE PASS-THROUGH CERTIFICATES ("GINNIE MAES"). Ginnie Maes represent an undivided interest in a pool of mortgage loans that are insured by the Federal Housing Administration or the Farmers Home Administration or are guaranteed by the Veterans Administration. Ginnie Maes entitle the to receive all payments (including prepayments) of principal and interest owed by the individual mortgagors, net of fees paid to GNMA and to the issuer that assembles the loan pool and passes through the monthly mortgage payments to the certificate holders (typically, a mortgage banking firm), regardless of whether the individual mortgagor actually makes the payment. Because payments are made to certificate holders regardless of whether payments are actually received on the underlying loan, Ginnie Maes are of the "modified pass-through" mortgage certificate type. GNMA is authorized to guarantee the timely payment of principal and interest on the Ginnie Maes because securities are backed by an eligible pool of mortgage loans. The GNMA guaranty is backed by the full faith and credit of the United States, and GNMA has unlimited authority to borrow funds from the U.S. Treasury to make payments under the guaranty. The market for Ginnie Maes is highly liquid because of the size of the market and the active participation in the secondary market by securities dealers and a variety of investors.

FHLMC MORTGAGE PARTICIPATION CERTIFICATES ("FREDDIE MACS"). Freddie Macs represent interests in groups of specified first lien residential conventional mortgage loans underwritten and owned by FHLMC. Freddie Macs entitle the holder to timely payment of interest, which is guaranteed by FHLMC. FHLMC guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. In cases where FHLMC has not guaranteed timely payment of principal, FHLMC may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying loan, but in no event later than one year after it becomes payable. Freddie Macs are not guaranteed by the United States or by any of the Federal Home Loan Banks and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. The secondary market for Freddie Macs is highly liquid because of the size of the market and the active participation in the secondary market by FHLMC, securities dealers and a variety of investors.

FNMA GUARANTEED MORTGAGE PASS-THROUGH CERTIFICATES ("FANNIE MAES"). Fannie Maes represent an undivided interest in a pool of conventional mortgage loans secured by first mortgages or deeds of trust, on one-family to four-family residential properties. FNMA is obligated to distribute scheduled monthly installments of principal and interest on the loans in the pool, whether or not received, plus full principal of any foreclosed or otherwise liquidated loans. The obligation of FNMA under its guaranty is solely the obligation of FNMA and is neither backed by, nor entitled to, the full faith and credit of the United States.

The market value of mortgage-related securities depends on, among other things, the level of interest rates, the certificates' coupon rates and the payment history of the underlying borrowers.

Although the mortgage loans in a pool underlying a mortgage pass-through certificate will have maturities of up to 30 years, the average life of a mortgage pass-through certificate will be substantially less because the loans will be subject to normal principal amortization and also may be prepaid prior to maturity. Prepayment rates vary widely and may be affected by changes in mortgage interest rates. In periods of falling interest rates, the rate of prepayment on higher interest mortgage rates tends to increase, thereby shortening the actual average life of the mortgage pass-through certificate. Conversely, when interest rates are rising, the rate of prepayment tends to decrease, thereby lengthening the average life of the mortgage pass-through certificate. Accordingly, it is not possible to predict accurately the average life of a particular pool. However, based on current statistics, it is conventional to quote yields on mortgage pass-through certificates based on the assumption that they have effective maturity of 12 years. Reinvestment of prepayments may occur at higher or lower rates than the original yield on the certificates. Due to the prepayment feature and the need to reinvest prepayments of principal at current rates, mortgage pass-through certificates with underlying loans bearing interest rates in excess of the market rate can be less effective than typical non-callable bonds with similar maturities at "locking in" yields during periods of declining interest rates, although they may have the comparable risk of declining in value during periods of rising interest rates.

ZERO COUPON SECURITIES. These securities are notes, bonds and debentures that
(i) do not pay current interest and are issued at a substantial discount from par value (ii) have been stripped of their unmatured interest coupons and receipts, or (iii) pay no interest until a stated date one or more years into the future. These securities also include certificates representing interests in such stripped coupons and receipts.

Because the Portfolio accrues taxable income from zero coupon securities without receiving regular interest payments in cash, the Portfolio may be required to sell portfolio securities in order to pay a dividend. Investing in these securities might also force the Portfolio to sell portfolio securities to maintain portfolio liquidity.

Because a zero coupon security pays no interest to its holder during its life or for a substantial period of time, it usually trades at a deep discount from its face or par value and will be subject to greater fluctuations in market value in response to changing interest rates than debt obligations of comparable maturity that make regular distributions of interest.


POLICY ON DISCLOSURE OF PORTFOLIO SECURITIES

The Trust has adopted policies and procedures relating to disclosure of its portfolio securities. The policies and procedures relating to disclosure of portfolio securities are designed to allow disclosure of portfolio holdings information where necessary to the operation of the Trust or useful to the Trust's shareholders without compromising the integrity or performance of the Trust. Except when there are legitimate business purposes for selective disclosure and other conditions (designed to protect the Trust and its shareholders) are met, the Trust does not provide or permit others to provide information about its portfolio holdings on a selective basis.

The Trust includes portfolio holdings information as required in regulatory filings and shareholder reports, discloses portfolio holdings information as required by federal or state securities laws and may disclose portfolio holdings information in response to requests by governmental authorities. In addition, Thrivent Financial may post portfolio holdings information on its website (www.Thrivent.com). For each portfolio security, the posted information includes its name, the number of shares held by the Trust, the market value of its holdings, and the percentage of the Trust's assets represented by each industry sector. The day after portfolio holdings information is publicly available on the website, it may be mailed, e-mailed or otherwise transmitted to any person.

Thrivent Financial may distribute or authorize the distribution of information about the Trust's portfolio holdings that is not publicly available, on the website or otherwise, to its employees and affiliates that provide services to the Trust. Thrivent Financial may also distribute or authorize distribution of information about the Trust's portfolio holdings that is not publicly available to the Trust's service providers who require access to the information in order to fulfill their contractual duties relating to the Trust, including, without limitation, the custodian, fund accountant, transfer agent, auditor, proxy voting service provider, pricing service, securities lending agent, subadvisers, publisher, printer and mailing agent, or to facilitate the review of the Trust by rating agencies. In addition, the Trust may provide early disclosure of portfolio holdings information to certain other parties, such as third-party consultants advising qualified plans or the Adviser. The Trust may also disclose portfolio holdings information to broker/dealers and certain other entities in order to assist the Trust with potential transactions and management of the Trust.

Information may be disclosed with any frequency and any time lag, as appropriate. Thrivent Financial does not expect to disclose information about the Trust's portfolio holdings that is not publicly available to the Trust's investors or to intermediaries that distribute the Trust's shares.

Before any non-public disclosure of information about the Trust's portfolio holdings is permitted, however, the Trust's Chief Compliance Officer or a designated attorney in Thrivent Financial's Securities Law Department must determine that the Trust has a legitimate business purpose for providing the portfolio holdings information, that the disclosure is in the best interests of the Trust's shareholders, and that the recipient agrees or has a duty to keep the information confidential and agrees not to trade directly or indirectly based on the information or to use the information to form a specific recommendation about whether to invest in the Trust or any other security. Under no circumstances may the Trust, Thrivent Financial or their affiliates receive any consideration or compensation for disclosing the information.

In accordance with these policies and procedures, the Trust has ongoing arrangements to provide the Trust's portfolio holding information to State Street Bank and Trust Company (custodian and securities lending agent) at the end of each day, to Lipper, Bloomberg, Vickers Stock Research Corporation, Thompson Financial, and Standards & Poors on a monthly basis one day after the end of the month, to Morningstar, Inc. on a monthly basis 60 days after the end of the month, and to Callan Associates on a quarterly basis one day after the end of the quarter.

As part of the annual review of the compliance policies and procedures of the Trust, the Chief Compliance Officer will discuss the operation and effectiveness of this policy and any changes to the Policy that have been made or recommended with the Board.


INVESTMENT RESTRICTIONS

The Trust has adopted the following fundamental investment policies that may not be changed without the approval of a majority of the shareholders of the Portfolio. The Portfolio may not:

1. Borrow money, except as a temporary measure for extraordinary or emergency or to facilitate redemptions (not for leveraging or investment), provided that borrowing does not exceed an amount equal to 33 1/3% of the current value of the Portfolio's assets taken at market value, less liabilities, other than borrowings. If at any time the Portfolio's borrowings exceed this limitation due to a decline in net assets, such borrowings will, within three days, be reduced to the extent necessary to comply with this limitation. The Portfolio will not purchase investments once borrowed funds (including reverse repurchase agreements) exceed 5% of its total assets.

2. Make loans to any person or firm; provided, however, that the Trust is permitted to (i) acquire for investment bonds, debentures, notes or other evidence of indebtedness that is publicly distributed or of a type customarily purchased by institutional investors; or (ii) enter into repurchase agreements, and provided further that the Portfolio may lend its portfolio securities to broker-dealers or other institutional investors if the aggregate value of all securities loaned does not exceed 33 1/3% of the value of the Portfolio's total assets.

3. Engage in the business of underwriting securities issued by others, except that the Portfolio will not be deemed to be an underwriter or to be underwriting on account of the purchase or sale of securities subject to legal or contractual restrictions on disposition.

4. Issue senior securities, except as permitted by its investment objective, policies and restrictions, and except as permitted by the 1940 Act.

5. Invest 25% or more of the value of its total assets in securities of companies primarily engaged in any one industry (other than the U.S. Government, its agencies and instrumentalities); provided, however, that concentration may occur as a result of changes in the market value of portfolio securities and from investments in bankers' acceptances, certificates of deposit, time deposits and other similar instruments issued by foreign and domestic branches of U.S. and foreign banks.

6. With respect to 75% of its total assets, invest in securities of any one issuer (other than securities issued by the U.S. Government, its agencies and instrumentalities), if immediately thereafter and as a result of such investment (i) the current market value of the Portfolio's holdings in the securities of such issuer exceeds 5% of the value of the Portfolio's assets, or (ii) the Portfolio owns more than 10% of the outstanding voting securities of the issuer.

7. Purchase or sell real estate or real estate mortgage loans; provided, however, that the Portfolio may invest in securities secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

8. Invest in commodities, except that the Portfolio may purchase and sell financial futures contracts and options thereon.

The concentration policy of the Portfolio (as set forth in Investment Restriction No. 5, above) permits the Portfolio to invest, without limit, in bankers' acceptances, certificates of deposit and similar instruments issued by
(i) U.S. banks, (ii) U.S. branches of foreign banks (in circumstances in which the U.S. branches of foreign banks are subject to the same regulation as U.S. banks), (iii) foreign branches of U.S. banks (in circumstances in which the Portfolio will have recourse to the U.S. bank for the obligations of the foreign branch), and (iv) foreign branches of foreign banks to the extent that the Adviser determines that the foreign branches of foreign banks are subject to the same or substantially similar regulations as U.S. banks. The Portfolio may concentrate in such instruments when, in the opinion of the Adviser, the yield, marketability and availability of investments meeting the Portfolio's quality standards in the banking industry justify any additional risks associated with the concentration of the Portfolio's assets in such industry.

The Portfolio shall not invest more than 50% of the value of its total assets in securities issued by foreign branches of foreign banks. This non-fundamental restriction may be changed by the Board of Trustees without the approval of shareholders.




ITEM 12. MANAGEMENT OF THE TRUST

The Board of Trustees of the Trust is responsible for overseeing generally the operation of the Portfolio. Each Trustee also serves as:

Trustee of Thrivent Mutual Funds, a registered investment company consisting of 24 series; and

Director of Thrivent Series Fund, Inc., a registered investment company consisting of 26 Portfolios that serve as underlying funds for variable contracts issued by Thrivent Financial for

Lutherans ("Thrivent Financial") and Thrivent Life Insurance Company ("TLIC") and investment options in the retirement plan offered by Thrivent Financial.

The following table provides information about the Trustees and officers of the Trust.




Interested Trustee/(1)/


------------------------------------------------------------------------------------------------------------------------------------
                                                Number of
                                              Portfolios in
                             Position with         Fund
                               Trust and         Complex                                                            Other
    Name, Address and          Length of       Overseen by         Principal Occupation During the            Directorships Held
           Age                Service/(2)/       Trustee                    Past 5 Years                          by Trustee
------------------------------------------------------------------------------------------------------------------------------------
Pamela J. Moret             President and           51        Executive Vice President, Marketing and    Director, Lutheran World
625 Fourth Avenue South     Trustee since                     Products, Thrivent Financial since 2002;   Relief; Director, Minnesota
Minneapolis, MN             2004                              Senior Vice President, Products,           Public Radio
Age 49                                                        American Express Financial Advisors from
                                                              2000 to 2001; Vice President, Variable
                                                              Assets, American Express Financial
                                                              Advisors from 1996 to 2000

------------------------------------------------------------------------------------------------------------------------------------


Independent Trustees/(3)/


------------------------------------------------------------------------------------------------------------------------------------
                                                Number of
                                              Portfolios in
                             Position with         Fund
                               Trust and         Complex                                                            Other
    Name, Address and          Length of       Overseen by         Principal Occupation During the            Directorships Held
           Age                Service/(2)/       Trustee                    Past 5 Years                          by Trustee
------------------------------------------------------------------------------------------------------------------------------------
F. Gregory Campbell         Trustee since           51        President, Carthage College                Director, National
625 Fourth Avenue South     2004                                                                         Association of Independent
Minneapolis, MN                                                                                          Colleges and Universities,
Age 65                                                                                                   Director, Johnson Family
                                                                                                         Funds, Inc., an investment
                                                                                                         company consisting of four
                                                                                                         portfolios; Director,
                                                                                                         Kenosha Hospital and Medica
                                                                                                         Center Board; Prairie Schoo
                                                                                                         Board; United Health System
                                                                                                         Board
------------------------------------------------------------------------------------------------------------------------------------
Herbert F. Eggerding, Jr.   Lead Trustee            51        Management consultant to several           None
625 Fourth Avenue South     since 2004                        privately owned companies
Minneapolis, MN
Age 67

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Noel K. Estenson            Trustee since           51        Retired; previously President and Chief    None
625 Fourth Avenue South     2004                              Executive Officer, CenexHarvestStates
Minneapolis, MN                                               (farm supply and marketing and food
Age 66                                                        business)

------------------------------------------------------------------------------------------------------------------------------------
Richard L. Gady             Trustee since           51        Retired; previously Vice President,        Director, International
625 Fourth Avenue South     2004                              Public Affairs and Chief Economist,        Agricultural Marketing
Minneapolis, MN                                               Conagra, Inc. (agribusiness)               Association
Age 61

------------------------------------------------------------------------------------------------------------------------------------
Richard A. Hauser           Trustee since           51        President, National Legal Center for the   Director, The Washington
625 Fourth Avenue South     2004                              Public Interest, since 2004; General       Hospital Center
Minneapolis, MN                                               Counsel, U.S. Department of Housing and
Age 61                                                        Urban Development, 2001-2004; Partner,
                                                              Baker & Hosteller, 1986-2001

------------------------------------------------------------------------------------------------------------------------------------
Connie M. Levi              Trustee since           51        Retired                                    Director, Norstan, Inc.
625 Fourth Avenue South     2004
Minneapolis, MN
Age 65

------------------------------------------------------------------------------------------------------------------------------------
Edward W. Smeds             Chairman and            51        Retired                                    Chairman of Carthage
625 Fourth Avenue South     Trustee since                                                                College Board
Minneapolis, MN             2004
Age 68

------------------------------------------------------------------------------------------------------------------------------------


Executive Officers


------------------------------------------------------------------------------------------------------------------------------------
                            Position with Trust and
Name, Address and Age       Length of Service/(2)/           Principal Occupation During the Past 5 Years
------------------------------------------------------------------------------------------------------------------------------------
Pamela J. Moret             President since 2004             Executive Vice President, Marketing and Products, Thrivent Financial
625 Fourth Avenue South                                      since 2002; Senior Vice President, Products, American Express
Minneapolis, MN                                              Financial Advisors from 2000 to 2001; Vice President, Variable Assets,
Age 49                                                       American Express Financial Advisors from 1996 to 2000

------------------------------------------------------------------------------------------------------------------------------------
James E. Nelson             Secretary and Chief Legal        Vice President, Securities Law, Thrivent Financial since 2001; Counsel
625 Fourth Avenue South     Officer since 2004               and head of Insurance Practice Group, Law Division of ING ReliaStar
Minneapolis, MN                                              (formerly ReliaStar Financial Corp.) from 1998 to 2001
Age 44

------------------------------------------------------------------------------------------------------------------------------------
Katie S. Kloster            Vice President and Chief         Vice President and Rule 38a-1 Chief Compliance Officer since 2004
625 Fourth Avenue South     Compliance Officer since 2004    previously Vice President and Comptroller of Thrivent Financial
Minneapolis, MN
Age 40

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Randall L. Boushek          Treasurer since 2004             Chief Financial Officer, Thrivent Financial
625 Fourth Avenue South
Minneapolis, MN
Age 48

------------------------------------------------------------------------------------------------------------------------------------
Russell W. Swansen          Vice President since 2004        Chief Investment Officer, Thrivent Financial, since 2004; Managing
625 Fourth Avenue South                                      Director, Colonnade Advisors, LLC, from 2001 to 2003, President and
Minneapolis, MN                                              Chief Investment Officer of PPM American from 1999 to 2000
Age 47

------------------------------------------------------------------------------------------------------------------------------------
Frederick P. Johnson        Vice President since 2004        Director and Portfolio Manager, Church Loans - Investments, Thrivent
625 Fourth Avenue South                                      Financial
Minneapolis, MN
Age 42

------------------------------------------------------------------------------------------------------------------------------------
Thomas R Mischka            Vice President and Anti-Money    Vice President of Divisional Support Services, Thrivent Financial
4321 North Ballard Road     Laundering Officer since 2004
Appleton, WI
Age 45

------------------------------------------------------------------------------------------------------------------------------------
John C. Bjork               Assistant Secretary since 2004   Senior Counsel, Thrivent Financial
625 Fourth Avenue South
Minneapolis, MN
Age 51

------------------------------------------------------------------------------------------------------------------------------------
Marlene J. Nogle            Assistant Secretary since 2004   Senior Counsel, Thrivent Financial
625 Fourth Avenue South
Minneapolis, MN
Age 57

------------------------------------------------------------------------------------------------------------------------------------
Todd J. Kelly               Assistant Treasurer since 2004   Director, Fund Accounting Operations, Thrivent Financial
222 West College Avenue
Appleton, WI
Age 35

------------------------------------------------------------------------------------------------------------------------------------
Gerard V. Vaillancourt      Assistant Treasurer since 2004   Director, Fund Accounting Administration, Thrivent Financial since
625 Fourth Avenue South                                      2002; Manager--Portfolio Compliance, Lutheran Brotherhood from 2001 to
Minneapolis, MN                                              2002; Manager--Fund Accounting, Minnesota Life from 2000 to 2001;
Age 37                                                       Supervisor--Securities Accounting, Lutheran Brotherhood from 1998 to
                                                             2000

------------------------------------------------------------------------------------------------------------------------------------


/(1)/"Interested person" of the Trust as defined in the Investment Company Act of 1940 by virtue of positions with Thrivent Financial. Ms. Moret is considered an interested person because of her principal occupation with Thrivent Financial.
/(2)/Each Trustee serves an indefinite term until his or her successor is duly elected and qualified. Officers serve at the discretion of the board until their successors are duly appointed and qualified.
/(3)/The Trustees other than Ms. Moret are not "interested person" of the Trust and are referred to as "Independent Trustees."

Committees of the Board of Trustees


----------------------------------------------------------------------------------------------------------------------------
                                                                                                                  Meetings
                                                                                                                     Held
                                                                                                                 During Last
Committee              Members/1/                  Function                                                      Fiscal Year
----------------------------------------------------------------------------------------------------------------------------
Audit and Compliance   F. Gregory Campbell         The 1940 Act requires that the Trusts' independent auditors        0
                       Herbert F. Eggerding, Jr.   be selected by a majority of those Trustees who are not
                       Noel K. Estenson            "interested persons" (as defined in the 1940 Act) of the
                       Richard L. Gady             Trust. The Audit and Compliance Committee is responsible
                       Richard A. Hauser           for recommending the engagement or retention of the Trust's
                       Connie M. Levi              independent accountants, reviewing with the independent
                       Edward W. Smeds             accountants the plan and the results of the auditing
                                                   engagement, approving professional services, including
                                                   permitted non-audit services, provided by the independent
                                                   accountants prior to the performance of such services,
                                                   considering the range of audit and non-audit fees,
                                                   reviewing the independence of the independent accountants, reviewing the scope and results of procedures of internal
                                                   auditing, reviewing the system of internal accounting
                                                   control, and overseeing the legal and regulatory compliance matters of the Funds.

----------------------------------------------------------------------------------------------------------------------------

Contracts              F. Gregory Campbell         The function of the Contracts Committee is to assist the           0
                       Herbert F. Eggerding, Jr.   Board of Trustees in fulfilling its duties with respect to
                       Noel K. Estenson            the review and approval of contracts between the Trust and
                       Richard L. Gady             other entities, including entering into new contracts and
                       Richard A. Hauser           the renewal of existing contracts. The Contracts Committee
                       Connie M. Levi              considers investment advisory, distribution, transfer
                       Edward W. Smeds             agency, administrative service and custodial contracts, and such other contracts as the Board of Trustees deems
                                                   necessary or appropriate for the continuation of operations of each Fund.

----------------------------------------------------------------------------------------------------------------------------

Governance             F. Gregory Campbell         The Governance Committee assists the Board of Trustees in          1
                       Herbert F. Eggerding, Jr.   fulfilling its duties with respect to the governance of the
                       Noel K. Estenson            Trust, including recommendations regarding evaluation of
                       Richard L. Gady             the Board of Trustees, compensation of the Trustees and
                       Richard A. Hauser           composition of the committees and the Board's membership.
                       Connie M. Levi              The Governance Committee makes recommendations regarding
                       Edward W. Smeds             nominations for Trustees and will consider nominees
                                                   suggested by shareholders sent to the attention of the
                                                   President of the Trust.

----------------------------------------------------------------------------------------------------------------------------


/1/  The Independent Trustees serve as members of each Committee.

Beneficial Interest in the Trust by Trustees

The following tables provide information as of December 31, 2004, regarding the dollar range of beneficial ownership by each Trustee of the Trust. In addition, the amount shown in the last column reflects the aggregate amount of each Trustee's beneficial ownership in all registered investment companies within the investment company complex that are overseen by the Trustee.

Interested Trustee

-----------------------------------------------------------------------------------------------------
                                                                      Aggregate Dollar Range of
                                                                      Beneficial Ownership in All
                                                                      Registered Investment Companies
                            Dollar Range of Beneficial Ownership in   Overseen by the Trustee in the
Name of Trustee             the Trust                                 Investment Company Complex
-----------------------------------------------------------------------------------------------------
Pamela J. Moret             None                                      Over $100,000

-----------------------------------------------------------------------------------------------------

Independent Trustees


-----------------------------------------------------------------------------------------------------
                                                                      Aggregate Dollar Range of
                                                                      Beneficial Ownership in All
                                                                      Registered Investment Companies
                            Dollar Range of Beneficial Ownership in   Overseen by the Trustee in the
Name of Trustee             the Trust                                 Investment Company Complex
-----------------------------------------------------------------------------------------------------
F. Gregory Campbell         None                                      Over $100,000

-----------------------------------------------------------------------------------------------------
Herbert F. Eggerding, Jr.   None                                      Over $100,000

-----------------------------------------------------------------------------------------------------
Noel K. Estenson            None                                      Over $100,000

-----------------------------------------------------------------------------------------------------
Richard L. Gady             None                                      Over $100,000

-----------------------------------------------------------------------------------------------------
Richard A. Hauser           None                                      Over $100,000

-----------------------------------------------------------------------------------------------------
Connie M. Levi              None                                      $50,001-$100,000

-----------------------------------------------------------------------------------------------------
Edward W. Smeds             None                                      Over $100,000

-----------------------------------------------------------------------------------------------------



Trustee Compensation

The Trust makes no payments to any of its officers for services performed for the Trust. The Independent Trustees are paid an annual compensation of $80,000 to attend meetings of the Board of Trustees of the Trust, the Board of Directors of Thrivent Series Fund, Inc., and the Board of Trustees of Thrivent Mutual Funds. The Chairman and the "lead" Trustee are compensated an additional $10,000 per year for each such position. Independent Trustees are reimbursed by the Trust for any expenses they may incur by reason of attending Board meetings or in connection with other services they may perform in connection with their duties as Trustees of the Trust. The Trustees receive no pension or retirement benefits in connection with their service to the Trust.



The following tables provide the amounts of compensation paid to the Trustees (other than Mr. Hauser, who was elected as a Trustee on November 8, 2004) either directly or in the form of payments made into a deferred compensation plan for the fiscal year ended April 30, 2004 and the fiscal period ending October 31, 2004:



---------------------------------------------------------------------------
                                                        Total Compensation
                                                      Paid by Trust and the
                                   Aggregate            Investment Company
                               Compensation from        Complex for Fiscal
          Name,              Trust for Fiscal Year    Period Ending October
         Position           Ending October 31, 2004          31, 2004
---------------------------------------------------------------------------
Pamela J. Moret/1/
Trustee                               $  0                   $     0
---------------------------------------------------------------------------

---------------------------------------------------------------------------
F. Gregory Campbell
Trustee                               $134                   $40,000
---------------------------------------------------------------------------
Herbert F. Eggerding, Jr.
Lead Trustee                          $134                   $45,000
---------------------------------------------------------------------------
Noel K. Estenson/2/
Trustee                               $134                   $40,000
---------------------------------------------------------------------------
Richard L. Gady/2/
Trustee                               $134                   $40,000
---------------------------------------------------------------------------
Connie M. Levi
Trustee                               $134                   $40,000
---------------------------------------------------------------------------
Edward W. Smeds/2/
Chairman and Trustee                  $134                   $45,000
---------------------------------------------------------------------------



/(1)/"Interested person" of the Trust as defined in the Investment Company Act of 1940.
/(2)/The Trust has adopted a deferred compensation plan for the benefit of the disinterested Trustees of the Trust who wish to defer receipt of a percentage of eligible compensation which they otherwise are entitled to receive from the Trust. Compensation deferred is invested in Thrivent Mutual Funds, the allocation of which is determined by the individual Trustee. As of October 31, 2004, the total amount of deferred compensation payable to Mr. Estenson was $40,624, the total amount of deferred compensation payable to Mr. Gady was $216,383, and the total amount of deferred compensation payable to Mr. Smeds was $285,525.


Code of Ethics

The Trust and Thrivent Financial have each adopted a code of ethics pursuant to the requirements of the 1940 Act. Under the Codes of Ethics, personnel are only permitted to engage in personal securities transactions in accordance with certain conditions relating to such person's position, the identity of the security, the timing of the transaction, and similar factors. Transactions in securities that may be held by the Fund are permitted, subject to compliance with applicable provisions of the Code. Personal securities transactions must be reported quarterly and broker confirmations of such transactions must be provided for review.

Proxy Voting Policies

The Trust has adopted the proxy voting policies of Thrivent Financial. Those policies are included in Appendix B.

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

CONTROLLING SHAREHOLDERS

In connection with Thrivent Financial's securities lending program, Thrivent Financial holds certain collateral on behalf of its securities lending clients to secure the return of loaned securities. Such collateral may be invested in Trust shares from time to time. Thrivent Financial, however, will pass through voting rights to its securities lending clients that have a beneficial interest in the Portfolio. Consequently, Thrivent Financial will not be a controlling person of the Trust for purposes of the 1940 Act.

PRINCIPAL SHAREHOLDERS


As of January 25, 2005, the Trust's officers and Trustees owned less than 1% of the shares of the Trust.


ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES

SERVICE PROVIDERS

Most of the Portfolio's necessary day-to-day operations are performed by service providers under contract to the Trust. The principal service providers for the Portfolio are:

Investment Adviser:                             Thrivent Financial for Lutherans


Administrator:                                  Thrivent Financial for Lutherans


Custodian and Transfer Agent:                   State Street Bank and Trust
                                                Company

Independent Registered Public Accounting Firm:  PricewaterhouseCoopers LLP

ADVISER


Thrivent Financial for Lutherans serves as the investment adviser to the Portfolio pursuant to an Advisory Agreement dated as of August 25, 2004 ("Advisory Agreement"), by and between the Adviser and the Trust. Thrivent Financial is a Wisconsin Corporation chartered as a fraternal benefit society. The Adviser's mailing address is 625 Fourth Avenue South, Minneapolis, Minnesota 55415. The following officers of Thrivent Financial are affiliated with the
Trust:



-----------------------------------------------------------------------------------------
                                                         Position with Thrivent
Affiliated Person        Position with Trust             Financial
-----------------------------------------------------------------------------------------
Pamela J. Moret          President                       Executive Vice President
-----------------------------------------------------------------------------------------
Russell W. Swansen       Vice President                  Senior Vice President and Chief
                                                         Investment Officer
-----------------------------------------------------------------------------------------
James E. Nelson          Secretary and Chief Legal       Vice President, Securities Law
                         Officer
-----------------------------------------------------------------------------------------
Randall L. Boushek       Treasurer                       Senior Vice President and Chief
                                                         Financial Officer
-----------------------------------------------------------------------------------------
Katie S. Kloster         Vice President and Chief        Vice President and Rule 206(4)-7
                         Compliance Officer              Chief Compliance Officer
-----------------------------------------------------------------------------------------
Frederick P. Johnson     Vice President                  Director and Portfolio Manager,
                                                         Church Loans - Investments
-----------------------------------------------------------------------------------------
Thomas R. Mischka        Vice President and Anti-Money   Vice President
                         Laundering Officer
-----------------------------------------------------------------------------------------
John C. Bjork            Assistant Secretary             Senior Counsel, Securities Law
-----------------------------------------------------------------------------------------
Marlene J. Nogle         Assistant Secretary             Senior Counsel, Securities Law
-----------------------------------------------------------------------------------------

Under the Advisory Agreement, the Adviser directs the Portfolio's investments in accordance with its investment objective, policies and limitations. For these services, the Trust pays a fee to the Adviser at the rates stated in the Prospectus. The Trust paid the Adviser $210,952 during the fiscal year ending October 31, 2004.


The Advisory Agreement was approved by the Trustees, including a majority of the Trustees who are not "interested persons" of the Trust, as such term is defined in Section 2(a) (19) of the 1940 Act ("Independent Trustees"), and will continue in effect from year to year provided that the Advisory Agreement is approved by the Trustees, including a majority of the Independent Trustees on an annual basis. The Advisory Agreement may be terminated without penalty by the Adviser upon 90 days' written notice, or by the Trust on behalf of the Portfolio upon 60 days' written notice, and will terminate automatically upon its assignment. The Advisory Agreement was most recently approved by the Trustees, including a majority of the Independent of Trustees, on August 25, 2004. In approving the Advisory Agreement, the Board considered all information reasonably necessary to evaluate the terms of the Advisory Agreement, including (i) the nature and quality of services rendered; (ii) the reasonableness of overall compensation; and (iii) the financial benefits that the Adviser may receive. In approving the continuance of the Advisory Agreement, the Board, after reviewing various materials and reports, concluded that (i) the Adviser and its personnel were sufficiently experienced and qualified to provide investment advisory services for the Trust's Portfolio; (ii) the Trust's expense ratio is equal or lower compared to other mutual funds with similar investment objectives and of similar asset size; (iii) the Adviser's performance managing similar mutual funds has been exceptional when compared to its relevant benchmarks and other funds with similar investment objectives and of similar asset size; and (iv) the profitability of the Adviser providing services to the Trust is fair and reasonable. After considering these and other factors, the Trustees concluded that the approval of the Advisory Agreement would be in the interests of the Portfolio and its shareholders. In addition, the Independent Trustees also relied upon the assistant of independent counsel to the Independent Trustees.

ADMINISTRATOR


Thrivent Financial (the "Administrator") serves as the administrator of the Portfolio pursuant to an Administration Contract dated as of August 25, 2004 by and between Thrivent Financial and the Trust. Under the Administration Contract, the Administrator will, among other things (i) provide the Portfolio with administrative and clerical services, including the maintenance of the Portfolio's books and records (ii) arrange the periodic updating of the Trust's Registration Statement and Confidential Offering Memorandum and (iii) provide proxy materials and reports to Portfolio shareholders and the Securities and Exchange Commission (the "SEC").



The Administrator also provides certain accounting and pricing services to the Trust. These services include calculating the Portfolio's daily net asset value per share; maintaining original entry documents and books of record and general ledgers; posting cash receipts and disbursements; reconciling bank account balances monthly; recording purchases and sales; and preparing monthly and annual summaries to assist in the preparation of financial statements of, and regulatory reports for, the Trust. For these services, the Trust pays to the Administrator an annual fee of $50,000.00. The Trust paid $6,250 during the fiscal year ending October 31, 2004.



The Administration Contract was approved initially for a two-year term by the Trustees, and will continue in effect from year to year unless terminated in writing by either the Administrator or the Trust at the end of such period or thereafter on 60 days' prior written notice given by either party to the other party.

CUSTODIAN AND TRANSFER AGENT

State Street Bank and Trust Company ("State Street"), 225 Franklin Street, Boston, Massachusetts 02110, serves as the custodian ("Custodian") and transfer agent ("Transfer Agent") for the Portfolio of the Trust.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


PricewaterhouseCoopers LLP, 100 East Wisconsin Avenue, Suite 1500, Milwaukee, Wisconsin 53202, serves as the Trust's independent registered public accounting firm, providing professional services including audits of the Trusts' annual financial statements, assistance and consultation in connection with Securities and Exchange Commission filings, and review of the annual income tax returns filed on behalf of the Trust.


ITEM 15. BROKERAGE ALLOCATION AND OTHER PRACTICES

All Portfolio transactions are placed on behalf of the Portfolio by the Adviser. There is generally no stated commission in the purchase or sale of securities traded in the over-the-counter markets, including most debt securities and money market instruments. Rather, the price of such securities includes an undisclosed commission in the form of a mark-up or mark-down. The Trust did not pay any underwriting commissions during the fiscal year ending October 31, 2004.

Subject to the arrangements and provisions described below, the selection of a broker or dealer to execute Portfolio transactions is usually made by the Adviser. The Advisory Agreement provides, in substance and subject to specific directions from the Trust's Board of Trustees, that in executing Portfolio transactions and selecting brokers or dealers, the principal objective is to seek the best net price and execution for the Trust. Ordinarily, securities will be purchased from primary markets, and the Adviser shall consider all factors it deems relevant in assessing the best overall terms available for any transaction, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, for the specific transaction and other transactions on a continuing basis.

The Advisory Agreement authorizes the Adviser to select brokers or dealers to execute a particular transaction, including principal transactions. Also, in evaluating the best overall terms available, the Adviser may consider the "brokerage and research services" (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Portfolio and/or the Adviser (or its affiliates). The Adviser is authorized to cause the Portfolio to pay a commission to a broker or dealer who provides such brokerage and research services for executing a portfolio transaction that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. The Adviser must determine in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided.

The Trustees periodically review the Adviser's performance of its responsibilities in connection with the placement of Portfolio transactions on behalf of the Portfolio and review the prices paid by the Portfolio over representative periods of time to determine if such prices are reasonable in relation to the benefits provided to the Portfolio. Certain services received by the Adviser attributable to the Portfolio transaction may benefit one or more other accounts for which the

Adviser exercises investment discretion, or the Portfolio other than that for which the transaction was effected. The Adviser's fees are not reduced by the Adviser's receipt of such brokerage and research services.

ITEM 16. CAPITAL STOCK AND OTHER SECURITIES

Under its Declaration of Trust, the Trust is authorized to issue an unlimited number of shares of beneficial interest with a par value of $.001 per share, which may be divided into one or more series, each of which evidences pro rata ownership interest in a different investment portfolio. The Trustees may create additional portfolio series at any time without shareholder approval. The shares of each portfolio series may have such rights and preferences as the Trustees may establish from time to time, including the right of redemption (including the price, manner and terms of redemption), special and relative rights as to dividends and distributions, liquidation rights, sinking or purchase fund provisions, conversion rights and conditions under which any portfolio series may have separate voting rights or no voting rights.

As of the date of this Statement of Additional Information, the Trust is comprised of a single portfolio series.

The Trust is authorized, without shareholder approval, to divide shares of any series into two or more classes of shares, each class having such different dividend, liquidation, voting and other rights as the Trustees may determine.

Any amendment to the Declaration of Trust that would materially and adversely affect shareholders of the Trust as a whole, or shareholders of a particular portfolio series, must be approved by the holders of a majority of the shares of the Trust or the portfolio series, respectively. All other amendments may be effected by the Trust's Board of Trustees.

The Declaration of Trust provides that shareholders shall not be subject to any personal liability for the acts or obligations of a portfolio series and that every written agreement, obligation, or other undertaking of a portfolio series shall contain a provision to the effect that the shareholders are not personally liable thereunder. If any present or past shareholder of any portfolio series of the Trust is charged or held personally liable for any obligation or liability of the Trust solely by reason of being or having been a shareholder and not because of such shareholder's acts or omissions or for some other reason, the portfolio series, upon request, shall assume the defense against such charge and satisfy any judgment thereon, and the shareholder or former shareholder shall be entitled out of the assets of such portfolio series to be held harmless from and indemnified against all loss and expense arising from such liability. Thus, the risk to shareholders of incurring financial loss beyond their investments is limited to circumstances in which the portfolio series itself would be unable to meet its obligations.

The Trust will not have an Annual Meeting of Shareholders. Special Meetings may be convened (i) by the Board of Trustees (ii) upon written request to the Board of Trustees by the holders of at least 10% of the outstanding shares of the Trust, or (iii) upon the Board of Trustee's failure to honor the shareholders' request as described above, by holders of at least 10% of the outstanding shares giving notice of the special meeting to the shareholders.

ITEM 17. PURCHASE, REDEMPTION AND PRICING OF SHARES

MANNER IN WHICH SHARES ARE OFFERED

Shares of the Portfolio are being offered to clients of Thrivent Financial's securities lending program. Shares are sold on a private placement basis in accordance with Regulation D under the Securities Act of 1933, as amended. Because shares are sold directly by the Trust without a distributor, they are not subject to a sales load or redemption fee, and assets of the Trust are not subject to a Rule 12b-1 fee.

VALUATION OF FUND SHARES


Net asset value per share of the Portfolio is calculated as of 5:00 p.m. Eastern time (or earlier if the Federal Reserve Bank closes prior to 5:00pm) on each day on which the New York Stock Exchange is open for business.


It is the policy of the Portfolio to use its best efforts to maintain a constant price per share of $1.00, although there can be no assurance that the $1.00 net asset value per share will be maintained. In accordance with this effort and pursuant to Rule 2a-7 under the 1940 Act, the Portfolio uses the amortized cost valuation method to value its portfolio instruments. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium even though the Portfolio security may increase or decrease in market value generally in response to changes in interest rates. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price a Portfolio would receive if it sold the instrument.

The Trustees have established procedures reasonably designed to stabilize the Portfolio's price per share at $1.00. These procedures include (i) the determination of the deviation from $1.00, if any, of the Portfolio's net asset value using market values, (ii) periodic review by the Trustees of the amount of and the methods used to calculate the deviation and, (iii) maintenance of records of such determination. The Trustees will promptly consider what action, if any, should be taken if such deviation exceeds 1/2 of one percent.

ITEM 18. TAXATION OF THE TRUST

FEDERAL TAXES

The Portfolio intends to qualify each taxable year for treatment as a separate regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). As a RIC, the Portfolio is not liable for federal income taxes on taxable net investment income and capital gain net income (capital gains in excess of capital losses) that it distributes to its shareholders, provided that the Portfolio distributes annually to its shareholders at least 90% of its net investment income and net short-term capital gain in excess of net long-term capital losses ("Distribution Requirement"). For the Portfolio to qualify as a RIC it also must abide by all of the following requirements: (i) at least 90% of the Portfolio's gross income each taxable year must be derived from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies ("Income Requirement"); (ii) at the close of each quarter of the Portfolio's taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other RICS, and other securities, with such other securities limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of the total assets of the Portfolio and that does not represent more than 10% of the outstanding voting securities of such issuer, and (iii) at the close of each quarter of the Portfolio's taxable year, not more than 25% of the market value of its total assets may be invested in the securities of any one issuer, or of two or more issuers in the same or similar industry which are controlled by the Portfolio (other than U.S. Government securities or the securities of other RICs).

The Portfolio will be subject to a nondeductible 4% federal excise tax to the extent it fails to distribute by the end of any calendar year an amount at least equal to the sum of: (a) 98% of its ordinary income for that year; (b) 98% of its capital gain net income for the one-year period ending on October 31 of that year; and (c) certain undistributed amounts from the preceding calendar year. For this and other purposes, dividends declared in October, November or December of any calendar year and made payable to shareholders of record in such month will be deemed to have been received on December 31 of such year if the dividends are paid by the Portfolio subsequent to December 31 but prior to February 1 of the following year.

For federal income tax purposes, all dividends are taxable to a shareholder whether paid in cash or in shares. Dividends from investment company taxable income, which includes net investment income and net short-term capital gain in excess of net long-term capital loss are taxable as ordinary income. Dividends from net long-term capital gain in excess of net short-term capital loss ("net capital gain"), if any, are taxable to a shareholder as long-term capital gains for federal income tax purposes without regard to the length of time a shareholder has held shares of the Portfolio. The federal income tax status of all distributions will be reported to shareholders annually.

Upon a redemption, exchange or other disposition of shares of a Portfolio in a transaction that is treated as a sale for tax purposes, a shareholder that is subject to tax generally will realize a taxable gain or loss on the difference between the redemption proceeds and the shareholder's tax basis in his or her shares. Generally, no gain or loss, should result upon a redemption of shares of the Portfolio, provided that the Portfolio maintains constant net asset value per share. If a shareholder receives (or is deemed to receive) a distribution taxable as long-term capital gain with respect to shares of the Portfolio and redeems or exchanges the shares without having held the shares for more than six months, then any loss on the redemption or exchange will be treated as long-term capital loss to the extent of the capital gain distribution. In addition, any loss realized on a redemption or other disposition of shares may be disallowed under "wash sale" rules to the extent the shares disposed of are replaced with other investments in the same Portfolio (including those made pursuant to reinvestment of dividends and/or capital gain distributions) within a period of 61 days beginning 30 days before and ending 30 days after the redemption or other disposition of the shares. In such a case, the disallowed portion of any loss generally would be included in the federal income tax basis of the shares acquired.

Shareholders may be subject to 30% backup withholding on reportable payments including dividends, capital gain distributions, and (except in the case they maintain a constant net asset value per share), the proceeds of redemptions and exchanges, if they fail to furnish the Portfolio with their correct taxpayer identification number and certain certifications. The Portfolio may nevertheless be required to withhold if it receives notice from the Internal Revenue Service or a broker that the number provided is incorrect or back withholding is applicable as a result of previous underreporting of interest or dividend income.

The foregoing discussion is only a summary of certain federal income tax issues generally affecting a Portfolio and its shareholders who are U.S. persons (i.e., U.S. citizens or residents and U.S. corporations, partnerships, trusts or estates) and who are subject to U.S. federal income tax. This discussion does not address special tax rules applicable to certain classes of investors, such as tax-exempt or tax-deferred plans, accounts or entities, insurance companies, securities dealers and financial institutions.

Non-U.S. investors may be subject to different federal income tax treatment. These investors may be subject to a nonresident alien withholding tax at the rate of 30% (or a lower rate under an applicable tax treaty) on amounts treated as ordinary dividends from the Portfolio and, unless an effective Internal Revenue Service Form W-8BEN or other authorized withholding certificate is on file, to backup withholding at the rate of 30% on certain other payments from the Portfolio. Non-U.S. investors should consult their tax advisers regarding such treatment and the application of foreign taxes to an investment in the Portfolio. Depending upon the extent of the Portfolio's activities in states and localities in which its offices are maintained, its agents or independent contractors are located, or it is otherwise deemed to be conducting business, the Portfolio may be subject to the tax laws of such states or localities. A state income (and possible local income) tax exemption is generally available to the extent the Portfolio's distributions are derived from interest on investments in certain U.S. government obligations, provided that in some states certain additional requirements must be satisfied.

Circumstances among investors may vary, and each investor is encouraged to discuss an investment in the Portfolio with the investor's tax adviser regarding the applicable requirements in the investor's particular state, as well as the federal, and any other state or local, tax consequences of ownership of, and receipt of distributions from, the Portfolio in the investor's particular circumstances.

ITEM 19. UNDERWRITERS

Not Applicable.

ITEM 20. CALCULATION OF PERFORMANCE DATA

Not Applicable.

ITEM 21. FINANCIAL STATEMENTS


The audited financial statements for the fiscal year ended October 31, 2004 for the Portfolio, including PricewaterhouseCoopers LLP report thereon, are included in the Portfolio's Annual Report to Shareholders and are incorporated into this SAI by reference.

                                   APPENDIX A

RATINGS OF DEBT INSTRUMENTS

MOODY'S INVESTORS SERVICE, INC. ("MOODY'S") - LONG TERM DEBT RATINGS. The following is a description of Moody's debt instrument ratings.

Aaa - Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or exceptionally stable margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities, fluctuation of protective elements may be of greater amplitude, or there may be other elements present that make the long-term risk appear somewhat larger than that of the Aaa securities.

A - Bonds that are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

Moody's applies numerical modifiers 1, 2 and 3 in each generic rating classification from Aa through B. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a midrange ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

STANDARD & POOR'S RATING GROUP ("S&P"). S&P's ratings are based, in varying degrees, on the following considerations: (i) the likelihood of default - - capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation; (ii) the nature of and provisions of the obligation; and (iii) the protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

AAA - Debt rated AAA has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

AA - Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in small degree.

A - Debt rated A has a strong capacity to pay interest and repay principal, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

Plus (+) or minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

RATINGS OF COMMERCIAL PAPER

MOODY'S. Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations. These obligations have an original maturity not exceeding one year, unless explicitly noted. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

Leading market positions in well-established industries.

High rates of return on funds employed.

Conservative capitalization structure with moderate reliance on debt and ample asset protection.

Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

Well-established access to a range of financial markets and assured sources of alternate liquidity.

Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained.

Issuers rated Not Prime do not fall within any of the Prime rating categories.

S&P. An S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market. Ratings are graded into several categories, ranging from A-1 for the highest quality obligations to D for the lowest. These categories are as follows:

A-1 - This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are deemed with a plus sign (+) designation.

A-2 - Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

FITCH, INC. ("FITCH"). Commercial paper rated by Fitch reflects Fitch's current appraisal of the degree of assurance of timely payment of such debt. An appraisal results in the rating of an issuer's paper as F-1, F-2, F-3, or F-4.

F-1 - This designation indicates that the commercial paper is regarded as having the strongest degree of assurance for timely payment.

F-2 - Commercial paper issues assigned this rating reflect an assurance of timely payment only slightly less in degree than those issues rated F-1.

                                   APPENDIX B

--------------------------------------------------------------------------------
                      THRIVENT FINANCIAL FOR LUTHERANS and
                      THRIVENT INVESTMENT MANAGEMENT INC.
                    PROXY VOTING PROCESS AND POLICIES SUMMARY
--------------------------------------------------------------------------------

RESPONSIBILITY TO VOTE PROXIES

Overview. Thrivent Financial for Lutherans and Thrivent Investment Management Inc. ("Thrivent Financial") recognize and adhere to the principle that one of the privileges of owning stock in a company is the right to vote in the election of the company's directors and on matters affecting certain important aspects of the company's structure and operations that are submitted to shareholder vote. As an investment adviser with a fiduciary responsibility to its clients, Thrivent Financial analyzes the proxy statements of issuers whose stock is owned by the investment companies which it sponsors and serves as investment adviser ("Thrivent Funds") and by institutional accounts who have requested that Thrivent Financial be involved in the proxy process.

Thrivent Financial has adopted Proxy Voting Policies and Procedures ("Policies and Procedures") for the purpose of establishing formal policies and procedures for performing and documenting its fiduciary duty with regard to the voting of client proxies.


Fiduciary Considerations. It is the policy of Thrivent Financial that decisions with respect to proxy issues will be made in light of the anticipated impact of the issue on the desirability of investing in the portfolio company from the viewpoint of the particular client or Thrivent Fund. Proxies are voted solely in the interests of the client, Thrivent Fund shareholders or, where employee benefit plan assets are involved, in the interests of plan participants and beneficiaries. Our intent has always been to vote proxies, where possible to do so, in a manner consistent with our fiduciary obligations and responsibilities. Logistics involved may make it impossible at times, and at other times disadvantageous, to vote proxies in every instance.



Consideration Given Management Recommendations. One of the primary factors Thrivent Financial considers when determining the desirability of investing in a particular company is the quality and depth of its management. The Policies and Procedures were developed with the recognition that a company's management is entrusted with the day-to-day operations of the company, as well as its long-term direction and strategic planning, subject to the oversight of the company's board of directors. Accordingly, Thrivent Financial believes that the recommendation of management on most issues should be given weight in determining how proxy issues should be voted. However, the position of the company's management will not be supported in any situation where it is found to be not in the best interests of the client, and the portfolio manager may always elect to vote contrary to management when he or she believes a particular proxy proposal may adversely affect the investment merits of owning stock in a portfolio company.

ADMINISTRATION OF POLICIES AND PROCEDURES


Portfolio Compliance and Valuation Committee. Thrivent Financial's Portfolio Compliance and Valuation Committee ("Compliance Committee") is responsible for establishing positions with respect to corporate governance and other proxy issues, including those involving social responsibility issues. While the Compliance Committee sets voting guidelines and serves as a resource for Thrivent Financial portfolio management, it does not have proxy voting authority for any Thrivent Fund or institutional account. Rather, this responsibility is held by Thrivent Financial portfolio management and investment operations.


Investment Operations. The Investment Operations Staff ("Investment Operations") is responsible for administering the proxy voting process as set forth in the Policies and Procedures, and for ensuring that all meeting notices are reviewed and important non-routine proxy matters are communicated to the portfolio managers for consideration.

HOW PROXIES ARE REVIEWED, PROCESSED AND VOTED


In order to facilitate the proxy voting process, Thrivent Financial has retained Institutional Shareholder Services ("ISS") as an expert in the proxy voting and corporate governance area. ISS specializes in providing a variety of fiduciary-level proxy advisory and voting services. These services include in-depth research, analysis, and voting recommendations as well as vote execution, reporting, auditing and consulting assistance for the handling of proxy voting responsibility and corporate governance-related efforts. While the Compliance Committee relies upon ISS research in helping to establish Thrivent Financial's proxy voting guidelines, Thrivent Financial may deviate from ISS recommendations on general policy issues or specific proxy proposals.


Meeting Notification

Thrivent Financial utilizes ISS' voting agent services to notify us of upcoming shareholder meetings for portfolio companies held in client accounts and to transmit votes to the various custodian banks of our clients. ISS tracks and reconciles Thrivent Financial holdings against incoming proxy ballots. If ballots do not arrive on time, ISS procures them from the appropriate custodian or proxy distribution agent. Meeting and record date information is updated daily, and transmitted to Thrivent Financial through both ProxyMaster.com and VoteX, ISS web-based applications. ISS is also responsible for maintaining copies of all proxy statements received by issuers and to promptly provide such materials to Thrivent Financial upon request.

Vote Determination

ISS provides comprehensive summaries of proxy proposals, publications discussing key proxy voting issues, and specific vote recommendations regarding portfolio company proxies to assist in the proxy research process. Upon request, portfolio managers may receive any or all of the above-mentioned research materials to assist in the vote determination process. The final authority and responsibility for proxy voting decisions remains with Thrivent Financial. Decisions with respect to proxy matters are made primarily in light of the anticipated impact of the issue on the desirability of investing in the company from the viewpoint of our clients.

Portfolio managers may decide to vote their proxies inconsistently with Thrivent Financial's policies as set by the Compliance Committee and instruct Investment Operations to vote all proxies accordingly. Portfolio managers who vote their proxies inconsistent with Thrivent Financial's guidelines are required to document the rationale for their vote. Investment Operations is responsible for maintaining this documentation and assuring that it adequately reflects the basis for any vote which is cast in opposition to Thrivent Financial's policy.

Summary of Thrivent Financial's Voting Policies

Specific voting guidelines have been adopted by the Compliance Committee for routine anti-takeover, executive compensation and corporate governance proposals, as well as other common shareholder proposals, and are available to shareholders upon request. The following is a summary of the significant Thrivent Financial policies:

Board Structure and Composition Issues - Thrivent Financial believes boards are expected to have a majority of directors independent of management. The independent directors are expected to organize much of the board's work, even if the chief executive officer also serves as chairman of the board. Key committees (audit, compensation, and nominating/corporate governance) of the board are expected to be entirely independent of management. It is expected that boards will engage in critical self-evaluation of themselves and of individual members. Individual directors, in turn, are expected to devote significant amounts of time to their duties, to limit the number of directorships they accept, and to own a meaningful amount of stock in companies on whose boards they serve. As such, Thrivent Financial withholds votes for directors who miss more than one-fourth of the scheduled board meetings. Thrivent Financial votes against management efforts to stagger board member terms because a staggered board may act as a deterrent to takeover proposals. For the same reasons, Thrivent Financial votes for proposals that seek to fix the size of the board.

Executive and Director Compensation - Non-salary compensation remains one of the most sensitive and visible corporate governance issues. Although shareholders have little say about how much the CEO is paid in salary and bonus, they do have a major voice in approving stock option and incentive plans. Stock option plans transfer significant amounts of wealth from shareholders to employees, and in particular to executives and directors. Rightly, the cost of these plans must be in line with the anticipated benefits to shareholders. Clearly, reasonable limits must be set on dilution as well as administrative authority. In addition, shareholders must consider the necessity of the various pay programs and examine the appropriateness of award types. Consequently, the pros and cons of these proposals necessitate a case-by-case evaluation. Generally, Thrivent Financial opposes compensation packages that provide what we view as excessive awards to a few senior executives or that contain excessively dilutive stock option grants based on a number of criteria such as the costs associated with the plan, plan features, and dilution to shareholders.

Ratification of Auditors - Annual election of the outside accountants is standard practice. While it is recognized that the company is in the best position to evaluate the competence of the outside accountants, we believe that outside accountants must ultimately be accountable to shareholders. Given the rash of accounting irregularities that were not detected by audit panels or auditors, shareholder ratification is an essential step in restoring investor confidence. In line with this, Thrivent Financial votes for proposals to ratify auditors, unless an auditor has a financial interest in or association with the company, and is therefore not independent; or there is reason to believe that the independent auditor has rendered an opinion that is neither accurate nor indicative of the company's financial position.

Mergers and Acquisitions, Anti-Takeover and Corporate Governance Issues - Thrivent Financial votes on mergers and acquisitions on a case-by-case basis, taking the following into account: anticipated financial and operating benefits; offer price (cost vs. premium); prospects of the combined companies; how the deal was negotiated; the opinion of the financial advisor; potential conflicts of interest between management's interests and shareholders' interests; and changes in corporate governance and their impact on shareholder rights. Thrivent Financial generally opposes anti-takeover measures since they adversely impact shareholder rights. Also, Thrivent Financial will consider the dilutive impact to shareholders and the effect on shareholder rights when voting on corporate governance proposals.

Social, Environmental and Corporate Responsibility Issues - In addition to moral and ethical considerations intrinsic to many of these proposals, Thrivent Financial recognizes their potential for impact on the economic performance of the company. Thrivent Financial balances these considerations carefully. On proposals which are primarily social, moral or ethical, Thrivent Financial believes it is impossible to vote in a manner that would accurately reflect the views of the beneficial owners of the portfolios that it manages. As such, on these items Thrivent Financial abstains. When voting on matters with apparent economic or operational impacts on the company, Thrivent Financial realizes that the precise economic effect of such proposals is often unclear. Where this is the case, Thrivent Financial relies on management's assessment, and generally votes with company management.

Vote Execution and Monitoring of Voting Process

Once the vote has been determined, Investment Operations enters votes electronically into ISS's ProxyMaster or VoteX system. ISS then transmits the votes to the proxy agents or custodian banks and sends electronic confirmation to Thrivent Financial indicating that the votes were successfully transmitted.

On a periodic basis, Investment Operations queries the ProxyMaster or VoteX system to determine newly announced meetings and meetings not yet voted. When the date of the stockholders' meeting is approaching, Investment Operations contacts the applicable portfolio manager if the vote for a particular client or Thrivent Fund has not yet been recorded in the computer system on a non-routine proposal.

Should a portfolio manager wish to change a vote already submitted, the portfolio manager may do so up until the deadline for vote submission, which varies depending on the company's domicile.

Monitoring and Resolving Conflicts of Interest

The Compliance Committee is also responsible for monitoring and resolving possible material conflicts between the interests of Thrivent Financial and those of its clients with respect to proxy voting.

Application of the Thrivent Financial guidelines to vote client proxies should in most instances adequately address any possible conflicts of interest since our voting guidelines are pre-determined by the Compliance Committee using recommendations from ISS, an independent third party.

However, for proxy votes inconsistent with Thrivent Financial guidelines, Investment Operations reviews all such proxy votes in order to determine whether the portfolio manager's voting rationale appears reasonable. Issues raising possible conflicts of interest are referred by Investment Operations to the Compliance Committee for immediate resolution. The Compliance Committee then assesses whether any business or other relationships between Thrivent Financial and a portfolio company could have influenced an inconsistent vote on that company's proxy.

REPORTING AND RECORD RETENTION

Proxy statements received from issuers (other than those which are available on the SEC's EDGAR database) are kept by ISS in its capacity as voting agent and are available upon request. Thrivent Financial retains proxy solicitation materials, memoranda regarding votes cast in opposition to the position of a company's management, and documentation on shares voted differently than the Thrivent Financial voting guidelines. In addition, any document which is material to a proxy voting decision such as the Thrivent Financial voting guidelines, Compliance Committee meeting materials, and other internal research relating to voting decisions will be kept. All proxy voting materials and supporting documentation are retained for six years.

Vote Summary Reports will be generated for each Thrivent Fund. The report specifies the company, ticker, cusip, meeting dates, proxy proposals, and votes which have been cast for the Thrivent Fund during the period, the position taken with respect to each issue and whether the fund voted with or against company management. Reports normally cover quarterly or annual periods.

                                     PART C

ITEM 22. EXHIBITS

     (a)  Declaration of Trust, effective as of August 5, 2004 (1)

     (b)  By-Laws (1)

     (c)  None.

     (d) Investment Advisory Agreement between Thrivent Financial Securities Lending Trust and Thrivent Financial for Lutherans (1)

     (e)  Not Applicable.

     (f)  Not Applicable.

     (g) Custodian Agreement between Thrivent Financial Securities Lending Trust and State Street Bank and Trust Company. (1)

     (h)(1) Transfer Agency Agreement between Thrivent Financial Securities Lending Trust and State Street Bank and Trust Company (2).

        (2) Administration Contract between Thrivent Financial Securities Lending Trust and Thrivent Financial for Lutherans filed herewith.

     (i)  Not Applicable.

     (j)  Not Applicable.

     (k)  Not Applicable.

     (l)  None.

     (m)  Not Applicable.

     (n)  Not Applicable.

     (o)  Not Applicable.

     (p)(1) Code of Ethics (Rule 17j-1) for Registrant filed herewith..

     (p)(2) Code of Ethics for Registrant's Principal Executive, Financial, and Accounting Officers (2).

     (p)  Powers of attorney (1)

          (a)  Power of Attorney for Randall L. Boushek (2).
          (b)  Power of Attorney for Richard A. Hauser (2).

(1) Incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 811-21622 filed on August 25, 2004.
(2) Incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622 filed on December 23, 2004.

ITEM 23. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

Registrant is a Massachusetts business trust organized on August 5, 2004, Registrant's sponsor, Thrivent Financial for Lutherans ("Thrivent Financial"), is a fraternal benefit society organized under the laws of the State of Wisconsin and is owned by and operated for its members. It has no stockholders and is not subject to the control of any affiliated persons.

The following list shows the relationship of each wholly-owned direct and indirect subsidiary to Thrivent Financial. Financial statements of Thrivent Financial will be filed on a consolidated basis.

--------------------------------------------------------------------------------------------------------------
                                                                                                   State of
       Thrivent Financial Entities                          Primary Business                    Incorporation
--------------------------------------------------------------------------------------------------------------
Thrivent Financial for Lutherans            Fraternal benefit society offering financial       Wisconsin
                                            services and products
--------------------------------------------------------------------------------------------------------------
Thrivent Financial Holdings, Inc.           Holding Company with no independent operations     Delaware
--------------------------------------------------------------------------------------------------------------
Thrivent Financial Bank                     Federally chartered bank                           Federal Charter
--------------------------------------------------------------------------------------------------------------
Thrivent Investment Management Inc.         Broker-dealer and Investment adviser               Delaware
--------------------------------------------------------------------------------------------------------------
North Meadows Investment Ltd.               Organized for the purpose of holding and           Wisconsin
                                            investing in real estate
--------------------------------------------------------------------------------------------------------------
Thrivent Service Organization, Inc.         Organized for the purpose of owning bank account   Wisconsin
                                            withdrawal authorizations
--------------------------------------------------------------------------------------------------------------
Thrivent Life Insurance Company             Life insurance company                             Minnesota
--------------------------------------------------------------------------------------------------------------
Thrivent Financial Investor Services Inc.   Transfer agent for The Lutheran Brotherhood        Pennsylvania
                                            Family of Funds
--------------------------------------------------------------------------------------------------------------
Thrivent Property & Casualty Insurance
Agency, Inc.                                Auto and homeowners insurance company              Minnesota
--------------------------------------------------------------------------------------------------------------
Field Agents' Brokerage Company             Licensed Life and Health Agency                    Minnesota
--------------------------------------------------------------------------------------------------------------
MCB Financial Services, Inc.                Not formally engaged in business                   Minnesota
--------------------------------------------------------------------------------------------------------------

ITEM 24. INDEMNIFICATION

Under Article 5.3 of the Registrant's Declaration of Trust, the Trust shall indemnify any indemnitee, for covered expenses (expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding) in any covered proceeding (any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party), whether or not there is an adjudication of liability as to such indemnitee, if a determination has been made that the indemnitee was not liable by reason of disabling conduct, by (i) a final decision of the court or other body before which the covered proceeding was brought; or (ii) in the absence of such decision, a reasonable determination, based on a review of the facts, by either (a) the vote of a majority of a quorum of Trustees who are neither "interested persons", as defined in the 1940 Act nor parties to the covered proceeding or (b) an independent legal counsel in a written opinion; provided that such Trustees or counsel, in reaching such determination, may need not presume the absence of disabling conduct on the part of the indemnitee by reason of the manner in which the covered proceeding was terminated.

Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification thereunder, but only if one or more of the following is the case: (i) the indemnitee shall provide a security for such undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances; or
(iii) here shall have been a determination, based on a review of the readily available facts (as opposed to a fully trial-type inquiry) that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustee who are neither "interested persons' as defined in the 1940 Act nor parties to the covered proceeding.

ITEM 25. BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER

See "Management of the Trust" in Part B. Information as to the directors and officers of the Adviser is included in its Form ADV filed with the SEC and is incorporated herein by reference thereto.

ITEM 26. PRINCIPAL UNDERWRITERS

Not Applicable.

ITEM 27. LOCATION OF ACCOUNTS AND RECORDS

All accounts, books, records and documents required pursuant to Section 31(a) of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder are maintained in the physical possession of Thrivent Financial at 625 Fourth Avenue South, Minneapolis, Minnesota 55415.

ITEM 28. MANAGEMENT SERVICES

None.

ITEM 29. UNDERTAKINGS

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Thrivent Financial Securities Lending Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Minneapolis and State of Minnesota on the 4th day of February, 2005.

THRIVENT FINANCIAL SECURITIES LENDING TRUST


By: /s/ John C. Bjork
    -------------------------------------
    John C. Bjork, Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                          Title
---------                          -----


*                                  President and Trustee (Principal Executive Officer)
--------------------------------
Pamela J. Moret


*                                  Treasurer (Principal Financial and Accounting Officer)
--------------------------------
Randall L. Boushek


*                                  Trustee
--------------------------------
F. Gregory Campbell


*                                  Trustee
--------------------------------
Herbert F. Eggerding, Jr.


*                                  Trustee
--------------------------------
Noel K. Estenson


*                                  Trustee
--------------------------------
Richard L. Gady


*                                  Trustee
--------------------------------
Richard A. Hauser


*                                  Trustee
--------------------------------
Connie M. Levi


*                                  Trustee
--------------------------------
Edward W. Smeds

*John C. Bjork, by signing his name hereto, does hereby sign this document on behalf of each of the above-named Trustees and Officers of Thrivent Financial Securities Lending Trust pursuant to the powers of attorney duly executed by such persons.


Dated: February 4, 2005            /s/ John C. Bjork
                                   ----------------------------------------
                                   John C. Bjork
                                   Attorney-in-Fact

                                  EXHIBIT LIST

Item No.        Exhibit
--------        -------

Exhibit(h)(2)   Administration Contract between Thrivent Financial Securities
                Lending Trust and Thrivent Financial for Lutherans.


Exhibit(p)(1)   Code of Ethics (Rule 17j-1) for Registrant